UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Technology Drive, Suite 110 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 7, 2025, ReShape Lifesciences Inc. (the “Company”) reconvened its special meeting of stockholders (“Special Meeting”), which was partially adjourned on July 24, 2025.

The Special Meeting was partially adjourned solely with respect to the voting on Proposal 2, the proposal to approve the sale of substantially all of the Company’s assets to Ninjour Health International Limited, an affiliate of Biorad Medisys, Pvt. Ltd. (the “Asset Sale”), and Proposal 3, the proposal to approve and adopt proposed amendments to the Company’s Restated Certificate of Incorporation, as amended, in connection with the Company’s proposed merger with Vyome Therapeutics, Inc (the “Merger”), each as described further in the Company’s proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 24, 2025 (the “Proxy Statement”).

The final results for Proposal 2 and Proposal 3, each as set forth in the Proxy Statement, are as follows:

Proposal 2:

The Company’s stockholders approved the Asset Sale, as set forth below.

Votes For	Votes Against	Abstentions
1,273,715	26,206	2,305

Proposal 3:

The Company’s stockholders approved and adopted the proposed amendments to Article VI of the Company’s Restated Certificate of Incorporation, as amended, a copy of which is attached to the Proxy Statement as Annex D, which will take effect substantially concurrently with the effective time of the Merger, as set forth below.

Votes For	Votes Against	Abstentions
1,240,191	58,555	3,480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Dated: August 11, 2025